UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2020

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GAMCO INVESTORS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	1-14761	13-4007862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Mason Street, Greenwich, CT One Corporate Center, Rye, NY		06830 10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:     (203) 629-2726

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, .001 par value	GBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01.	Other Events.

   On March 18, 2020, GAMCO Investors, Inc. ("GAMCO") announced that it had terminated its offer to purchase up to $30,000,000 in aggregate purchase price of its Class A common stock, $0.001 per value, which was due to expire at 5:00 P.M., Eastern Time, on April 8, 2020 (such offer, the "Offer"), as a result of the suspension of trading and market index conditions to the Offer not having been satisfied. As a result of this termination, no shares will be purchased in the Offer and all shares previously tendered and not withdrawn will be promptly returned to tendering holders. On March 11, 2020, GAMCO commenced the Offer, pursuant to which, holders of shares were invited to tender some or all of their shares at a price within the range of $15.00 to $17.00 per share, which would have enabled GAMCO to purchase for cash up to 2,000,000 shares of its Class A common stock.

      The Company also announced that the Board of Directors has authorized an increase to purchase $30 million of its outstanding Class A common stock under its stock buyback program. These repurchases will be made from time to time in either open market transactions or in privately negotiated transactions. Repurchases may also be made under 10b5-1 plans, which would permit shares to be repurchased through pre-determined criteria when the Company would otherwise be prohibited from doing so under insider trading laws. The timing, volume and nature of share repurchases will be at the discretion of management, dependent on market conditions, other priorities of cash investment, applicable securities laws and other factors. This stock buyback program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or discontinued at any time.

   A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

  (d)    Exhibits

Exhibit
Number	Description
99.1	GAMCO's Press Release, dated March 18, 2020

Exhibit Index

Exhibit
Number	Description
99.1	GAMCO's Press Release, dated Mach 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice President and Principal Financial Officer

Date:March 19, 2020